    EXHIBIT 99.1

Investor Update as of September 12, 2023

The third quarter 2023 guidance items provided below are based on Spirit Airlines, Inc.’s (the “Company”) current estimates and are not a guarantee of future performance. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

During the last few weeks, the Company has seen heightened promotional activity with steep discounting for travel booked for the second half of the third quarter through the pre-Thanksgiving travel period. In addition, fuel prices have increased since the Company gave its guidance for the third quarter. As such, the Company has reduced its third quarter 2023 outlook as noted in the table below.

	Q3 2023E	Previous Q3 2023E
Total revenues ($millions)	$1,245 to $1,255	$1,300 to $1,320
Adjusted Operating margin (%)(1)	(14.5)% to (15.5)%	(5.5)% to (7.5)%
Fuel cost per gallon ($)(2)	$3.06	$2.80
Fuel gallons (millions)	~147	~147
Total other (income) expense ($millions)(3)	$20	$24
Tax rate for adjusted income(4)	22.6%	22.6%
Weighted average diluted share count (millions)	109.2	109.2

	Q3 2023E	Previous Q3 2023E
Available seat miles % change vs. 2022	13.4%	13.7%

(1)Excludes special items, which may include loss on disposal of assets, special charges and credits and other items which are not estimable at this time.
(2)Includes fuel taxes and into-plane fuel cost.
(3)Includes interest expense, capitalized interest, interest income and other income and expense. Excludes any potential change in the mark to market adjustment related to the derivative portion of the 2026 Convertible Notes.
(4)Based on the Company’s statutory tax rate.

Non-GAAP Financial Measures
Adjusted operating expenses and adjusted operating margin are non-GAAP financial measures, which are provided on a forward-looking basis. The Company does not provide a reconciliation of non-GAAP measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. These non-GAAP financial measures are provided because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. Investors are encouraged to read this investor update in conjunction with the company's Second Quarter 2023 Earnings Release, dated August 3, 2023, which provides additional information about the company's non-GAAP financial measures and was included in the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission on August 3, 2023. The Second Quarter 2023 Earnings Release is also available at https://ir.spirit.com.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

Forward Looking Statements
Forward-Looking Statements in this investor update and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2023 and statements regarding the Company's intentions and expectations regarding revenues, cash burn, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring, aircraft deliveries and stakeholders, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior, the consummation of the merger with JetBlue and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023. Furthermore, such forward-looking statements speak only as of the date of this investor update. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.